As Filed with the Securities and Exchange Commission on August 5, 2005
Registration No. 333-88040

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

VALEANT PHARMACEUTICALS INTERNATIONAL
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	33-0628076 (I.R.S. Employer Identification Number)
3300 Hyland Avenue
Costa Mesa, CA 92626
(714) 545-0100
(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Eileen C. Pruette
Executive Vice President, General Counsel
Valeant Pharmaceuticals International
3300 Hyland Avenue
Costa Mesa, CA 92626
(714) 545-0100
(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Approximate date of commencement of proposed sale to public: Not applicable.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

DEREGISTRATION OF SECURITIES
On May 10, 2002, Valeant Pharmaceuticals International, then named ICN Pharmaceuticals, Inc., a Delaware corporation (the “Registrant”), filed a registration statement on Form S-3 (SEC File No. 333-88040) (as amended by Amendment No. 1 filed on August 16, 2002) (the “Registration Statement”) to register for resale by selling security holders identified in the Registration Statement of up to 1,492,331 shares of the Registrant’s common stock.
The Registration Statement was declared effective on August 16, 2002 and was to remain effective until the earliest of (a) the date when all of the shares registered by the Registration Statement have been distributed to the public, (b) the first anniversary of the effective date of the Registration Statement and (c) the date that the selling security holders are each eligible to sell all of their shares offered under the prospectus included in the Registration Statement in any three-month period pursuant to Rule 144 under the Securities Act of 1933 (such earliest date being the date of termination of the offering). In accordance with an undertaking in the Registration Statement, the registrant hereby files this Post-Effective Amendment No. 1 to remove from registration all securities, if any, under the registration statement which remained unsold at the termination of the offering.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Costa Mesa, State of California, on August 3, 2005.

VALEANT PHARMACEUTICALS INTERNATIONAL
By:	/s/ Timothy C. Tyson
Timothy C. Tyson
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Timothy C. Tyson Timothy C. Tyson	President, Chief Executive Officer and Director Officer (Principal Executive Officer)	August 3, 2005

/s/ Bary G. Bailey Bary G. Bailey	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 3, 2005

/s/ Robert W. O’Leary Robert W. O’Leary	Chairman of the Board	August 3, 2005

/s/ Randy H. Thurman Randy H. Thurman	Director	August 3, 2005

/s/ Edward A. Burkhardt Edward A. Burkhardt	Director	August 3, 2005

/s/ Robert A. Ingram Robert A. Ingram	Director	August 3, 2005

/s/ Richard H. Koppes Richard H. Koppes	Director	August 3, 2005

/s/ Lawrence N. Kugelman Lawrence N. Kugelman	Director	August 3, 2005

/s/ Theo Melas-Kyriazi Theo Melas-Kyriazi	Director	August 3, 2005

/s/ Elaine Ullian Elaine Ullian	Director	August 3, 2005